Exhibit 2.14

EXECUTION VERSION

FIRST AMENDMENT dated as of March 16, 2015 (this “Amendment”) to the Amended and Restated Revolving Credit Agreement dated as of March 11, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AERCAP HOLDING N.V. (the “Company”), AERCAP IRELAND CAPITAL LIMITED (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The Company and the Borrower have requested that the Credit Agreement be amended such that the Borrower shall have the right to increase the aggregate Commitments thereunder at any time;

The Lenders party hereto constituting the Required Lenders and the Administrative Agent are willing so to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

Accordingly, the parties hereto agree as follows:

SECTION 1.  Defined Terms; Interpretations.  Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement, as amended hereby.  The rules of interpretation set forth in Section 1.1 of the Credit Agreement shall apply equally to this Agreement.  This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.  Amendment of the Credit Agreement.  Effective as of the Amendment Effective Date (as defined below), Section 4.4(a) of the Credit Agreement is hereby amended by replacing the words “on or prior to March 11, 2015” with the words “prior to the Termination Date with respect to all Lenders”.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each Obligor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) this Amendment has been duly executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) on the Amendment Effective Date and immediately after giving effect to this Amendment, no Default under Section 10.1.1 or 10.1.3 of the Credit Agreement or Event of Default has occurred or is continuing; and

(c) the representations and warranties contained in Section 7 of the Credit Agreement (other than those contained in Section 7.5 of the Credit Agreement) are true and correct in all material respects as of the Amendment Effective Date and after giving effect thereto, with the same effect as though made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Company, the Borrower, each other Obligor, Lenders collectively representing the Required Lenders and the Administrative Agent.

The Administrative Agent shall notify the Company, the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 5.  Reaffirmation.  Each Obligor hereby (a) affirms and confirms its Guarantee of the Guaranteed Obligations, as provided in the Loan Documents and (b) acknowledges and agrees that such Guarantee continues in full force and effect in respect of the Guaranteed Obligations under the Credit Agreement and the other Loan Documents, in each case, as amended by this Amendment.

SECTION 6.  Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.

SECTION 7.  No Novation.  This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release any guarantee thereof.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments guaranteeing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Obligor under the Credit Agreement or any other Loan Document from any of its obligations and liabilities thereunder.  The Credit Agreement and each of the other Loan Documents shall remain in full

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force and effect, until and except as modified hereby or thereby in connection herewith or therewith.

SECTION 8.  Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.  Counterparts; Integration; Effectiveness.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

AERCAP HOLDINGS N.V., as the Company

by

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

AERCAP IRELAND CAPITAL LIMITED,
as the Borrower

by

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

AERCAP AVIATION SOLUTIONS B.V.

by

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

AERCAP IRELAND LIMITED

SIGNED AND DELIVERED AS A DEED

by

As attorney of AERCAP IRELAND LIMITED

In the presence of:

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

[Signature Page to First Amendment to the Credit Agreement]

AERCAP GLOBAL AVIATION TRUST, a
Delaware statutory trust
By	AerCap Ireland Capital Limited, its Regular
Trustee

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

AERCAP U.S. GLOBAL AVIATION LLC

by

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

INTERNATIONAL LEASE FINANCE CORPORATION

by

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

CITIBANK, N.A., individually and as Administrative Agent

by

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

LENDER SIGNATURE PAGE TO THE
FIRST AMENDMENT TO THE AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT OF AERCAP HOLDINGS N.V.
AND AERCAP IRELAND CAPITAL LIMITED

Name of
Lender:
By

Name:
Title:

For any Lender requiring a second signature line:

Name of
Lender:
By

Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]